                                                                 Exhibit 3.2

                              AMENDED AND RESTATED
                                     BYLAWS

                                       OF

                               USA BROADBAND, INC.

                                TABLE OF CONTENTS

                                                                        PAGE


ARTICLE 1    Offices......................................................1

    1.1  Business Offices.................................................1

    1.2  Principal Office.................................................1

    1.3  Registered Office................................................1

ARTICLE 2    Stockholders.................................................1

    2.1  Annual Meeting...................................................1

    2.2  Special Meetings.................................................1

    2.3  Place of Meetings................................................2

    2.4  Notice of Meetings...............................................2

    2.5  Fixing of Record Date............................................3

    2.6  Stockholder List for Meetings....................................4

    2.7  Stockholder Quorum and Voting Requirements.......................4

    2.8  Increasing Quorum or Voting Requirements.........................5

    2.9  Proxies..........................................................5

    2.10 Voting of Shares.................................................5

    2.11 Corporation's Acceptance of Votes................................5

    2.12 Action Without a Meeting.........................................6

    2.13 Meetings by Telecommunication....................................7

    2.14 Voting Trusts and Agreements.....................................7

    2.15 Voting for Directors.............................................7

    2.16 Maintenance of Records and Stockholder Inspection Rights.........8

    2.17 Financial Statements and Share Information.......................8

    2.18 Dissenters' Rights...............................................8

    2.19 Shares Held by Nominees..........................................8

ARTICLE 3    Board of Directors...........................................9

    3.1  General Powers...................................................9

    3.2  Number, Tenure and Qualifications................................9

    3.3  Resignation......................................................9

    3.4  Removal..........................................................9

    3.5  Vacancies........................................................9

    3.6  Regular Meetings................................................10

    3.7  Special Meetings................................................10

    3.8  Place of Meetings - Meetings by Telephone.......................10

    3.9  Notice of Meetings..............................................10

    3.10 Waiver of Notice................................................10

    3.11 Quorum and Manner of Acting.....................................11

    3.12 Action Without a Meeting........................................11

    3.13 Compensation....................................................11

    3.14 Committees......................................................12

    3.15 Standards of Conduct............................................12

    3.16 Liability for Unlawful Distributions............................12

    3.17 Conflicting Interest Transactions...............................12

ARTICLE 4    Officers....................................................13

    4.1  Number and Qualifications.......................................13

    4.2  Appointment and Term of Office..................................13

    4.3  Removal and Resignation of Officers.............................13

    4.4  Authority and Duties............................................13

    4.5  Surety Bonds....................................................15

    4.6  Compensation....................................................15

ARTICLE 5    Standard of Conduct for Officers and Directors..............15

    5.1  Standards of Conduct............................................15

    5.2  Reliance on Information and Reports.............................16

    5.3  Limitation on Liability.........................................16

ARTICLE 6    Indemnification.............................................16

    6.1  Indemnification of Directors....................................16

    6.2  Advance Expenses for Directors..................................17

    6.3  Indemnification of Officers, Employees, Fiduciaries, and Agents.18

    6.4  Insurance.......................................................18

    6.5  Scope of Indemnification........................................18

    6.6  Other Rights and Remedies.......................................19

    6.7  Severability....................................................19

ARTICLE 7    Stock.......................................................19

    7.1  Issuance of Shares..............................................19

    7.2  Certificates for Shares; Shares Without Certificates............19

    7.3  Restrictions on Transfer of Shares Permitted....................20

    7.4  Acquisition of Shares by the Corporation........................21

ARTICLE 8    Amendments to Bylaws........................................21

    8.1  Authority to Amend..............................................21

ARTICLE 9    Miscellaneous...............................................21

     9.1  Corporate Seal..................................................21

     9.2  Fiscal Year.....................................................21

                              AMENDED AND RESTATED
                                     BYLAWS

                                       OF

                               USA BROADBAND, INC.

Approved by Resolution of the Sole Incorporator of USA Broadband, Inc., dated June 28, 2001.

                                    ARTICLE 1

                                     OFFICES

         1.1 BUSINESS OFFICES. The corporation may have such offices as the Board of Directors may from time to time determine or as the business of the corporation may from time to time require.

         1.2 PRINCIPAL OFFICE. The principal office of the corporation shall be located at any place either within or outside Delaware as the corporation shall determine. The corporation shall maintain at its principal office a copy of such corporate records as may be required by Delaware law and
Section 2.16 of these bylaws.

         1.3 REGISTERED OFFICE. The registered office of the corporation required by Delaware law to be maintained in Delaware shall be the registered office as designated as the corporation's registered office in the most recent document on file with the State of Delaware providing such information. The corporation shall maintain a registered agent at the registered office, as required by Delaware law. The registered office and registered agent may be changed from time to time as provided by Delaware law.

                                    ARTICLE 2

                                  STOCKHOLDERS

         2.1 ANNUAL MEETING. The annual meeting of stockholders shall be held each year on a date and at a time designated by the Board of Directors. In the absence of such designation, the annual meeting of stockholders shall be held on the third Wednesday of May in each year at 11:00 a.m. However, if the day fixed for the annual meeting is a legal holiday in Delaware, then the meeting shall be held at the same time and place on the next succeeding business day. At the meeting, directors shall be elected and any other proper business may be transacted. If the election of directors shall not be held on the day designated herein for any annual meeting of the stockholders, or at any adjournment thereof, the Board of Directors shall cause the election to be held at a meeting of the stockholders as soon thereafter as may be convenient. Failure to hold an annual meeting as required by these bylaws shall not affect the validity of any corporate action or work a forfeiture or dissolution of the corporation.

         2.2 SPECIAL MEETINGS. Special meetings of the stockholders may be called at any time by the Board of Directors, by such officers or persons as may be authorized by the bylaws to call a special meeting, or by the holders of shares representing at least ten percent (10%) of all the votes entitled to be cast on any issue proposed to be considered at the meeting, all in accordance with Delaware law.

         2.3 PLACE OF MEETINGS. Each annual or special meeting of the stockholders shall be held at such place, either within or outside Delaware, as may be designated by the Board of Directors. In the absence of any such designation, meetings shall be held at the principal office of the corporation.

         2.4      NOTICE OF MEETINGS.

                  (a) REQUIRED NOTICE. The corporation shall give notice to stockholders of the date, time, and place of each annual and special meeting of stockholders no fewer than ten (10) nor more than sixty (60) days before the meeting date, in accordance with the requirements of Delaware law. Unless otherwise required by law or the Certificate of Incorporation, the corporation is required to give the notice only to stockholders entitled to vote at the meeting. The notice requirement will be excused under certain circumstances with respect to stockholders whose whereabouts are unknown, as provided in Delaware law.

                  If the proposed corporate action creates dissenters' rights, the notice must be sent to all stockholders of the corporation as of the applicable record date, whether or not they are entitled to vote at the meeting.

                  (b) CONTENTS OF NOTICE. The notice of each special meeting must include a description of the purpose or purposes for which the meeting is called. Except as provided in this Section 2.4(b), or as otherwise required by Delaware law, other applicable law, or the Certificate of Incorporation, notice of an annual meeting need not include a description of the purpose or purposes for which the meeting is called.

                  If a purpose of any stockholder meeting is to consider: (1) a proposed amendment to the Certificate of Incorporation; (2) a plan of merger or share exchange; (3) the sale, lease, exchange or other disposition of all, or substantially all, of the corporation's property; (4) the dissolution of the corporation; or (5) the removal of a director, the notice must so state and be accompanied by a copy or summary of the transaction documents, as set forth in the above-referenced sections of Delaware law.

                  If the proposed corporate action creates dissenters' rights, the notice must state that stockholders are, or may be, entitled to assert dissenters' rights.

                  (c) ADJOURNED MEETING. If any annual or special meeting of stockholders is adjourned to a different date, time or place, then subject to the requirements of the following sentence notice need not be given of the new date, time and place if the new date, time and place are announced at the meeting before adjournment. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date for the adjourned meeting is or must be fixed under Delaware law and Section 2.5 of these bylaws, notice of the adjourned meeting must be given pursuant to the requirements of Section 2.4(a) of these bylaws to stockholders of record entitled to vote at the meeting, as provided in Delaware law.

                  (d) WAIVER OF NOTICE. A stockholder may waive notice of any meeting (or any other notice required by Delaware law, the Certificate of Incorporation or these bylaws) by a writing signed by the stockholder entitled to the notice, which is delivered to the corporation (either before or after the date and time stated in the notice as the date and time when any action will occur), for inclusion in the minutes or filing with the corporation records. A stockholder's attendance at a meeting: (a) waives objection to lack of notice or defective notice of the meeting, unless the stockholder at the beginning of the meeting objects to holding the meeting or transacting business at the meeting because of lack of notice or defective notice; and (b) waives objection to consideration of a particular matter at the meeting that is not within the purpose or purposes described in the meeting notice, unless the stockholder objects to considering the matter when it is presented.

         2.5 FIXING OF RECORD DATE. For the purpose of determining stockholders of any voting group entitled to: (i) notice of or to vote at any meeting of stockholders or any adjournment thereof; (ii) take action without a meeting; (iii) demand a special meeting; (iv) receive payment of any distribution or share dividend; or (v) take any other action, the Board of Directors may fix in advance a date as the record date for one or more voting groups. As provided in Delaware law, a record date fixed pursuant to such section may not be more than 60 days prior to the date on which the particular action requiring such determination of stockholders is to be taken. If no record date is otherwise fixed by the Board as provided herein, then the record date for the purposes set forth below shall be the close of business on the dates indicated:

                  (a) With respect to a determination of stockholders entitled to notice of and to vote at an annual or special meeting of stockholders, the day before the first notice is mailed to stockholders;

                  (b) With respect to a determination of stockholders entitled to demand a special meeting of stockholders, the record date shall not precede the date upon which the resolution fixing the record date is adopted nor shall such record date be more than 60 days prior to the date the first of the written demands pursuant to which the meeting is called is received by the corporation;

                  (c) With respect to a determination of stockholders entitled to a share dividend, the date the Board authorizes the share dividend;

                  (d) With respect to a determination of stockholders entitled to take action without a meeting (pursuant to Section 2.12 of these bylaws and Delaware law) or entitled to be given notice of an action so taken, the date the first stockholder delivers to the corporation a writing upon which the action is taken; and

                  (e) With respect to a determination of stockholders entitled to a distribution (other than one involving a purchase or reacquisition of shares for which no record date is necessary), the date the Board of Directors authorizes the distribution.

                  A determination of stockholders entitled to notice of or to vote at any meeting of stockholders is effective for any adjournment of the meeting unless the Board of

         Directors fixes a new record date, which it must do if the meeting is adjourned to a date more than 120 days after the date fixed for the original meeting.

         2.6 STOCKHOLDER LIST FOR MEETINGS. The officer or agent having charge of the stock transfer books for shares of the corporation shall prepare a list of the names of all stockholders entitled to be given notice of, and to vote at, each meeting of stockholders, in compliance with the requirements of Delaware law. The list must be arranged by voting group and within each voting group by class or series of shares. The list must be in alphabetical order within each class or series of shares and must show the address of, and the number of shares held by, each stockholder. The stockholder list must be available for inspection by any stockholder, beginning on the earlier of (i) ten days before the meeting for which the list was prepared, or (ii) two business days after notice of the meeting is given, and continuing through the meeting and any adjournments thereof. The list must be available at the corporation's principal office or at a place identified in the meeting notice in the city where the meeting is to be held. A stockholder or a stockholder's agent or attorney is entitled on written demand to the corporation, and subject to the provisions of Delaware law, to inspect and copy the list during regular business hours, during the period it is available for inspection. The list is to be available at the meeting for which it was prepared, and any stockholder or any stockholder's agent or attorney is entitled to inspect the list at any time during the meeting for any purpose germane to the meeting. The stockholder list is to be maintained in written form or in another form capable of conversion into written form within a reasonable time.

         2.7 STOCKHOLDER QUORUM AND VOTING REQUIREMENTS. If the Certificate of Incorporation or Delaware law provides for voting by a single voting group on a matter, action on that matter is taken when voted upon by that voting group.

         Shares entitled to vote as a separate voting group may take action on a matter at a meeting only if a quorum of such shares exists with respect to that matter. Unless the Certificate of Incorporation or Delaware law provides otherwise, a majority of the votes entitled to be cast on the matter by the voting group constitutes a quorum of that group for action on that matter.

         If the Certificate of Incorporation or Delaware law provides for voting by two or more voting groups on a matter, action on that matter is taken only when voted upon by each of those voting groups counted separately. One voting group may vote on a matter even though another voting group entitled to vote on the matter has not voted.

         Once a share is represented for any purpose at a meeting, including the purpose of determining that a quorum exists, it is deemed present for quorum purposes for the remainder of the meeting and for any adjournment of the meeting, unless a new record date is or must be set for the adjourned meeting.

         If a quorum exists, action on a matter (other than the election of directors) by a voting group is approved if the votes cast within the voting group favoring the action exceed the votes cast within the voting group opposing the action, unless the Certificate of Incorporation or Delaware law requires a greater number of affirmative votes. Those matters as to which Delaware law provides for a special voting requirement, typically requiring the vote of a majority of all votes entitled to be cast, or a majority of all voting shares within each voting group which is entitled to vote separately, include certain amendments to the Certificate of Incorporation, mergers, sales of substantially all corporate assets, and dissolution of the corporation.

         2.8 INCREASING QUORUM OR VOTING REQUIREMENTS. The Certificate of Incorporation may provide for a greater quorum or voting requirement for stockholders, or voting groups of stockholders, than is provided for by Delaware law. An amendment to the Certificate of Incorporation that changes or deletes a greater quorum or voting requirement must meet the same quorum requirement and be adopted by the same vote and voting groups required to take action under the quorum and voting requirements then in effect.

         2.9 PROXIES. At all meetings of stockholders, a stockholder may vote in person or by proxy. A stockholder may appoint a proxy by signing an appointment form, either personally or by the stockholder's attorney-in-fact, or by any of the other means set forth in Delaware law. A proxy appointment is valid for eleven months unless a longer period is expressly provided in the appointment form. The effectiveness and revocability of proxy appointments are governed by Delaware law.

         2.10 VOTING OF SHARES. Unless otherwise provided in the Certificate of Incorporation or applicable law, each outstanding share, regardless of class, is entitled to one vote, and each fractional share is entitled to a corresponding fractional vote, on each matter voted on at a stockholders' meeting. Only shares are entitled to vote.

         Except as otherwise provided by specific court order, shares of this corporation are not entitled to be voted or to be counted in determining the total number of outstanding shares eligible to be voted if they are owned, directly or indirectly, by a second corporation, domestic or foreign, and this corporation owns, directly or indirectly, a majority of the shares entitled to vote for directors of the second corporation. The prior sentence shall not limit the power of the corporation to vote any shares, including its own shares, held by it in a fiduciary capacity. Redeemable shares are not entitled to be voted after notice of redemption is mailed to the holders and a sum sufficient to redeem the shares has been deposited with a bank, trust company, or other financial institution under an irrevocable obligation to pay the holders the redemption price on surrender of the shares.

         2.11 CORPORATION'S ACCEPTANCE OF VOTES. If the name signed on a vote, consent, waiver, proxy appointment, or proxy appointment revocation corresponds to the name of a stockholder, the corporation, if acting in good faith, is entitled to accept the vote, consent, waiver, proxy appointment, or proxy appointment revocation and give it effect as the act of the stockholder.

         If the name signed on a vote, consent, waiver, proxy appointment, or proxy appointment revocation does not correspond to the name of a stockholder, the corporation, if acting in good faith, is nevertheless entitled to accept the vote, consent, waiver, proxy appointment, or proxy appointment revocation and give it effect as the act of the stockholder if:

                  (a) the stockholder is an entity and the name signed purports to be that of an officer or agent of the entity;

                  (b) the name signed purports to be that of an administrator, executor, guardian, or conservator representing the stockholder and, if the corporation requests, evidence of fiduciary status acceptable to the corporation has been presented with respect to the vote, consent, waiver, proxy appointment, or proxy appointment revocation;

                  (c) the name signed purports to be that of a receiver or trustee in bankruptcy of the stockholder and, if the corporation requests, evidence of this status acceptable to the corporation has been presented with respect to the vote, consent, waiver, proxy appointment, or proxy appointment revocation;

                  (d) the name signed purports to be that of a pledgee, beneficial owner, or attorney-in-fact of the stockholder and, if the corporation requests, evidence acceptable to the corporation of the signatory's authority to sign for the stockholder has been presented with respect to the vote, consent, waiver, proxy appointment, or proxy appointment revocation;

                  (e) two or more persons are the stockholder as co-tenants or fiduciaries and the name signed purports to be the name of at least one of the co-tenants or fiduciaries and the person signing appears to be acting on behalf of all co-tenants or fiduciaries; or

                  (f) the acceptance of the vote, consent, waiver, proxy appointment, or proxy appointment revocation is otherwise proper under rules established by the corporation that are not inconsistent with the provisions of Delaware law.

         If shares are registered in the names of two or more persons, whether fiduciaries, members of a partnership, co-tenants, husband and wife as community property, voting trustees, persons entitled to vote under a stockholder voting agreement or otherwise, or if two or more persons, including proxyholders, have the same fiduciary relationship respecting the same shares, then unless the secretary of the corporation or other officer or agent entitled to tabulate votes is given written notice to the contrary and is furnished with a copy of the instrument or order appointing them or creating the relationship wherein it is so provided, their acts with respect to voting shall have the effects set forth under the applicable section of Delaware law.

         The corporation is entitled to reject a vote, consent, waiver, proxy appointment, or proxy appointment revocation if the secretary or other officer or agent authorized to tabulate votes, acting in good faith, has reasonable basis for doubt about the validity of the signature on it or about the signatory's authority to sign for the stockholder.

         The corporation and its officer or agent who accepts or rejects a vote, consent, waiver, proxy appointment, or proxy appointment revocation in good faith and in accordance with the standards of Delaware law are not liable in damages to the stockholder for the consequences of the acceptance or rejection.

         Corporate action based on the acceptance or rejection of a vote, consent, waiver, proxy appointment, or proxy appointment revocation under this section valid unless a court of competent jurisdiction determines otherwise.

         2.12 ACTION WITHOUT A MEETING. Unless otherwise provided in the Certificate of Incorporation, and subject to the provisions of Delaware law, any action required or permitted to be taken at a meeting of the stockholders may be taken without a meeting and without prior notice, if one or more consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding shares having no less than the minimum number of votes that would be necessary to authorize or take the action at a meeting at which all shares entitled to vote thereon were present and voted. Unless the written consents of all stockholders entitled to vote have been obtained, prompt notice of the taking of the action shall be given to those stockholders or members who have not consented in writing and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting if the record date for such meeting had been the date that written consents signed by a sufficient number of holders or members to take the action were delivered to the corporation as provided in Section 228(c) of the Delaware General Corporation Law.

         Any stockholder giving a written consent, or the stockholder's proxyholder, personal representative or transferee may revoke a consent by a signed writing describing the action and stating that the stockholder's prior consent is revoked, if the writing is received by the corporation prior to the effectiveness of the action.

         An action taken by written consent of the stockholders as provided herein is not effective unless all written consents on which the corporation relies for the taking of the action are received by the corporation within a sixty day period. An action so taken is effective as of the date the last written consent necessary to effect the action is received by the corporation, unless all of the written consents necessary to effect the action specify a later date as the effective date of the action, in which case the later date shall be the effective date of the action.

         Written consents may be received by the corporation by electronically transmitted facsimile or other form of communication providing the corporation with a complete copy thereof, including a copy of the signature thereto.

         Notwithstanding the other provisions of this bylaw, directors may not be elected by written consent except by unanimous written consent of all shares entitled to vote for the election of directors.

         An action taken by written consent of the stockholders as provided herein has the same effect as action taken at a meeting of stockholders, and may be so described in any document.

         2.13 MEETINGS BY TELECOMMUNICATION. Any or all of the stockholders may participate in an annual or special meeting of stockholders by, or the meeting may be conducted through the use of, any means of communication by which all persons participating in the meeting can hear each other during the meeting. A stockholder participating in a meeting by this means is considered to be present in person at the meeting.

         2.14 VOTING TRUSTS AND AGREEMENTS. Voting trusts and agreements may be entered into among the stockholders in compliance with the requirements of Delaware law.

         2.15 VOTING FOR DIRECTORS. Unless otherwise provided in the Certificate of Incorporation or Delaware law, directors are elected by a plurality of the votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present, in accordance with the requirements and procedures set forth in Delaware law.

         2.16     MAINTENANCE OF RECORDS AND STOCKHOLDER INSPECTION RIGHTS.

                  (a) CORPORATE RECORDS. The corporation shall keep as permanent records minutes of all meetings of its stockholders and Board of Directors, a record of all actions taken by the stockholders or Board of Directors without a meeting, a record of all actions taken on behalf of the corporation by a committee of the Board of Directors in place of the Board of Directors, and a record of all waivers of notices of meetings of stockholders, meetings of the Board of Directors, or any meetings of committees of the Board of Directors. The corporation shall also maintain appropriate accounting and stockholder records as required by the statute. The corporation shall keep at its principal office those corporate records and documents listed in the following paragraph.

                  (b) INSPECTION RIGHTS OF RECORDS REQUIRED AT PRINCIPAL OFFICE. A stockholder or director of the corporation (or such person's agent or attorney) who gives the corporation written demand under oath stating the purpose thereof, has the right to inspect and copy, during usual business hours, those documents such stockholder or director is entitled to inspect under Delaware law.

         For the purposes of paragraph (b), a proper purpose means a purpose reasonably related to the demanding party's interest as a stockholder or director. A party may not use any information obtained through the inspection or copying of records permitted by this paragraph (b) for any purposes other than those set forth in a proper demand as described above, and the officers of the corporation are authorized to take appropriate steps to ensure compliance with this limitation.

         2.17 FINANCIAL STATEMENTS AND SHARE INFORMATION. Upon the written request of any stockholder, the corporation shall mail to the requesting stockholder:

                  (a) its most recent annual or quarterly financial statements showing in reasonable detail its assets and liabilities and the results of its operations, as required by Delaware law; and

                  (b) the information specified by Delaware law, regarding the designations, preferences, limitations, and relative rights applicable to each class and series of shares of the corporation, and the authority of the Board of Directors to determine variations for any existing or future class or series.

         2.18 DISSENTERS' RIGHTS. Each stockholder of the corporation shall have the right to dissent from, and obtain payment of the fair value of shares held by such stockholder in the event of any of the corporate actions identified where such rights are provided under Delaware law or otherwise designated in the Certificate of Incorporation or in a resolution of the Board of Directors.

         2.19 SHARES HELD BY NOMINEES. The Board of Directors is authorized to establish for the corporation from time to time such procedures as the directors may determine to be appropriate, by which the beneficial owner of shares that are registered in a nominee is recognized by the corporation as a stockholder.

                                    ARTICLE 3

                               BOARD OF DIRECTORS

         3.1 GENERAL POWERS. All corporate powers shall be exercised by or under the authority of, and the business and affairs of the corporation shall be managed under the direction of the Board of Directors, subject to any limitation set forth in the Certificate of Incorporation or in an agreement permitted under Delaware law.

         3.2 NUMBER, TENURE AND QUALIFICATIONS. Unless otherwise specifically provided in the Certificate of Incorporation, and subject to the provisions of Delaware law, the number of directors of the corporation shall be not less than 3 nor more than 11. The exact number of directors shall be set from time to time by resolution of the Board of Directors or by a bylaw amending this Section 3.2 duly adopted by the Board of Directors or the stockholders.

         The directors will regularly be elected at each annual meeting of the stockholders, but directors may be elected at any other meeting of the stockholders. Unless required by the Certificate, directors do not need to be residents of the State of Delaware or stockholders of the corporation.

         A director whose term expires shall continue to serve until such director's successor shall have been elected and qualified or until his or her earlier resignation or removal or until there is a decrease in the authorized number of directors. No decrease in the authorized number of directors shall have the effect of shortening the term of any incumbent director.

         If the Certificate of Incorporation authorizes dividing the shares into classes or series, the Certificate of Incorporation may also authorize the election of all or a specified number or portion of directors by the holders of one or more authorized classes or series of shares. A class or series of shares entitled to elect one or more directors is a separate voting group for purposes of the election of directors.

         3.3 RESIGNATION. Any director may resign at any time by giving a written notice of resignation to the corporation. A director's resignation is effective when the notice is received by the corporation, or on such later date as may be specified in the notice of resignation.

         3.4 REMOVAL. The stockholders may remove one or more directors at a meeting called for that purpose, if the meeting notice states that a purpose of the meeting is such removal. The removal may be with or without cause unless the Certificate of Incorporation provides that directors may be removed only for cause. If a director is elected by a voting group of stockholders, only the stockholders of that voting group may participate in the vote to remove the director. If the Certificate of Incorporation provides for cumulative voting for the election of directors, a director may not be removed if a number of votes sufficient to elect the director under such cumulative voting is voted against removal. If cumulative voting is not in effect, a director may be removed only if the number of votes cast to remove the director exceeds the number of votes cast against removal.

         3.5 VACANCIES. Unless the Certificate of Incorporation provides otherwise, if a vacancy occurs on the Board of Directors, including a vacancy resulting from an increase in the number of directors, the vacancy may be filled by the stockholders or the Board of Directors. If the directors remaining in office constitute fewer than a quorum of the Board, they may fill the vacancy by the affirmative vote of a majority of all the directors remaining in office.

         If the vacant position was held or is to be held by a director elected by a voting group of stockholders, only the holders of the shares of that voting group are entitled to vote to fill the vacancy if it is filled by the stockholders. If such vacancy is to be filled by the directors and one or more of the other directors elected by the same voting group are serving, only they are entitled to vote to fill the vacancy.

         A vacancy that will occur at a specific later date (by reason of a resignation effective at a later date or otherwise) may be filled before the vacancy occurs, but the new director may not take office until the vacancy occurs.

         The terms of directors elected to fill vacancies shall expire at the end of the term of the director whom they were elected to succeed.

         3.6 REGULAR MEETINGS. Regular meetings of the Board of Directors may be held without notice of the date, time, place or purposes of the meetings, if the times of such meetings are fixed by resolution of the Board of Directors.

         3.7 SPECIAL MEETINGS. Special meetings of the Board of Directors may be called by or at the request of the president or any one director. The person or persons authorized to call special meetings of the Board of Directors may fix the time and place of the meetings so called.

         3.8 PLACE OF MEETINGS - MEETINGS BY TELEPHONE. The Board of Directors may hold regular or special meetings in or out of the State of Delaware. Unless the Certificate of Incorporation or bylaws provides otherwise, the Board of Directors may permit any or all directors to participate in a regular or special meeting by, or conduct the meeting through the use of, any means of communication by which all directors participating may hear each other during the meeting.

         3.9 NOTICE OF MEETINGS. Unless the Certificate of Incorporation or Delaware law provides otherwise, regular meetings of the Board may be held without notice of the date, time, place, or purposes of the meeting. The notice need not describe the purpose of the special meeting unless required by the Certificate of Incorporation or Delaware law.

         The giving of notice of any meeting, shall be governed by the rules set forth in Delaware law.

         3.10 WAIVER OF NOTICE. Any director may waive notice of any meeting before or after the date of the meeting, as provided in Delaware law. Except as provided in the next sentence, the waiver must be in writing, signed by the director entitled to the notice, and delivered to the corporation for filing with the corporate records (but delivery and filing are not conditions to its effectiveness). A director's attendance at or participation in a meeting waives any required notice to the director of the meeting unless the director at the beginning of the meeting, or promptly upon the director's arrival, objects to holding the meeting or transacting business at the meeting because of lack of notice or defective notice, and does not thereafter vote for or assent to action taken at the meeting.

         3.11 QUORUM AND MANNER OF ACTING. Unless the Certificate of Incorporation establishes a different quorum requirement, a quorum of the Board of Directors consists of a majority of the number of directors fixed or prescribed in accordance with these bylaws.

         The affirmative vote of a majority of directors present at a meeting at which a quorum is present when the vote is taken shall be the act of the Board of Directors, unless the Certificate of Incorporation or Delaware law require the vote of a greater vote of directors. Any action to change the percentage of directors needed to take action is subject to the provisions of Delaware law.

         A director who is present at a meeting of the Board of Directors when corporate action is taken is considered to have assented to the action taken at the meeting unless:

                  (a) the director objects at the beginning of the meeting (or promptly upon arrival) to holding the meeting or transacting business at the meeting and does not thereafter vote for or assent to any action taken at the meeting;

                  (b) the director contemporaneously requests that such director's dissent or abstention as to any specific action be entered into the minutes of the meeting; or

                  (c) the director causes written notice of a dissent or abstention as to any specific action to be received by the presiding officer of the meeting before adjournment of the meeting or by the corporation promptly after adjournment of the meeting. The right of dissent or abstention as to a specific action is not available to a director who votes in favor of the action taken.

         3.12 ACTION WITHOUT A MEETING. Unless the Certificate of Incorporation, these bylaws or Delaware law provides otherwise, any action required or permitted to be taken by the Board of Directors at a meeting may be taken without a meeting if all the directors consent in writing to the action as permitted by Delaware law. Action is considered to have been taken by such written consents when the last director signs a writing describing the action taken, unless prior to that time any director has revoked a consent by a writing signed by the director and received by an authorized officer of the corporation. An action so taken is effective at the time it is taken, unless the Board of Directors establishes a different effective date. An action taken by written consent of the directors as described in this section has the same effect as action taken at a meeting of directors and may be described as such in any document.

         3.13 COMPENSATION. Unless otherwise provided in the Certificate of Incorporation, the Board of Directors may fix the compensation of directors as permitted by Delaware law. The corporation shall provide for directors to be paid their expenses, if any, of attendance at each meeting of the Board of Directors, and may be paid a stated salary as director or a fixed sum for attendance at each meeting of the Board of Directors or both. No such payment shall preclude any director from serving the corporation in any capacity and receiving compensation therefor.

         3.14     COMMITTEES.

                  (a) CREATION OF COMMITTEES. Unless the Certificate of Incorporation provides otherwise, the Board of Directors may create one or more committees and appoint members of the Board of Directors to serve on them. Each committee must have two or more members, who serve at the pleasure of the Board of Directors.

                  (b) SELECTION OF COMMITTEE MEMBERS. The creation of a committee and appointment of members to it must be approved by the greater of:

                           (a)      a majority of all the directors in office
when the action is taken; or

                           (b)      the number of directors required by the
Certificate of Incorporation to take action under Delaware law and Section 3.11 of these bylaws.

                  (c) REQUIRED PROCEDURES. Delaware law and Section 3.6 through Section 3.11 of these bylaws, which govern meetings, action without meeting, notice, waiver of notice, and quorum and voting requirements of the Board of Directors, apply to committees and their members as well.

                  (d) AUTHORITY. Unless limited by the Certificate of Incorporation, each committee may exercise those aspects of the authority of the Board of Directors (as set forth in Delaware law and Section 3.1 of these bylaws) which the Board of Directors confers upon such committee in the resolution creating the committee.

                  (e) IMPACT ON DUTY OF DIRECTORS. The creation of, delegation of authority to, or action by a committee does not alone constitute compliance by a director with the standards of conduct described in Delaware law and referenced in Section 3.15 of these bylaws.

         3.15 STANDARDS OF CONDUCT. Each director is to discharge such director's duties as a director, including duties as a member of a committee, in compliance with the standards of conduct set forth in Delaware law and described in Article V of these bylaws.

         3.16 LIABILITY FOR UNLAWFUL DISTRIBUTIONS. A director who votes for or assents to a distribution made in violation of the requirements of Delaware law or the Certificate of Incorporation, and who does not discharge such duties in compliance with the standards of conduct set forth in Delaware law and referenced in Section 3.15 and Article 5 of these bylaws, is personally liable to the corporation for the amount by which the distribution exceeds the amount that could have been properly distributed, as provided in Delaware law.

         3.17 CONFLICTING INTEREST TRANSACTIONS. Directors may take action with respect to a director's conflicting interest transaction by the affirmative vote of a majority of those "qualified directors" (defined as essentially those directors without conflicting interests with respect to the transaction) on the Board of Directors or on a duly empowered and constituted committee of the Board who voted on the transaction after receipt of any "required disclosure" (as defined under Delaware law). For purposes of such action, a majority of the qualified directors on the Board or on the committee, as the case may be, constitutes a quorum. Such action is not affected by the presence or vote of a director who is not a qualified director.

                                    ARTICLE 4

                                    OFFICERS

         4.1 NUMBER AND QUALIFICATIONS. The officers of the corporation shall be such officers as may be appointed by the Board of Directors, and may include one or more of: a president, chief executive officer, chief operating officer, chief technical officer, chief financial officer, treasurer, controller, and secretary. The corporation may also have such other officers and assistant officers as the Board of Directors in its discretion may determine, by resolution, to be appropriate, including a chairman of the Board, one or more vice-presidents, assistant secretaries and assistant treasurers. All such officers shall be appointed by the Board of Directors, except that if specifically authorized by the Board of Directors, an officer may appoint one or more officers or assistant officers. The same individual may simultaneously hold more than one office in the corporation.

         4.2 APPOINTMENT AND TERM OF OFFICE. The officers of the corporation shall be appointed by the Board of Directors (or, to the extent permitted by Section 4.1 above, by an officer specifically authorized by the Board to make such appointments), for such terms as may be determined by the Board of Directors. Neither the appointment of an officer nor the designation of a specified term creates or grants to the officer any contract rights, and the Board can remove the officer at any time prior to the termination of any term for which the officer may have been appointed, with or without cause, except to the extent an express, written agreement between the officer and the corporation provides otherwise. If no other term is specified, officers shall hold office until they resign, die, or until they are removed or replaced in the manner provided in Section 4.3 below.

         4.3 REMOVAL AND RESIGNATION OF OFFICERS. Any officer or agent of the corporation may be removed or replaced by the Board of Directors at any time with or without cause. The election of a replacement officer shall constitute the removal of the person previously holding such office. An officer may resign at any time by giving written notice of the resignation to the corporation. An officer's resignation or removal does not affect the contract rights of the parties, if any.

         4.4 AUTHORITY AND DUTIES. Except as otherwise established by the Board of Directors, the officers of the corporation shall have the authority and perform the duties specified below and as may be additionally specified by the president or chief executive officer, the Board of Directors, or these bylaws (and in all cases where the duties of any officer are not prescribed by the bylaws or by the Board of Directors, such officer shall follow the orders and instructions of the president or chief executive officer), except that in any event each officer shall exercise such powers and perform such duties as may be required by law:

                  (a) PRESIDENT; CHIEF EXECUTIVE OFFICER. The chief executive officer and/or president shall, subject to the direction and supervision of the Board of Directors: (i) have general and active control of its affairs and business and general supervision of its officers, agents and employees; (ii) unless there is a chairman of the Board, preside at all meetings of the stockholders and the Board of Directors; (iii) see that all orders and resolutions of the Board of Directors are carried into effect; and (iv) perform all other duties incident to such office and as from time to time may be assigned to such officer by the Board of Directors. The president and/or chief executive officer may sign, with the secretary or any other proper officer of the corporation authorized to take such action, certificates for shares of the corporation, the issuance of which have been authorized by resolution of the Board of Directors. The president and/or chief executive officer may also sign (or appoint other officers of the corporation to sign), subject to such restrictions and limitations as may be imposed from time to time by the Board of Directors, deeds, mortgages, bonds, contracts or other instruments which have been duly approved for execution. If both a president and chief executive officer are elected and serving, then as between the two of such officers, their relative authority shall be as determined by the Board of Directors or as otherwise agreed upon between such officers.

                  (b) CHIEF FINANCIAL OFFICER. The chief financial officer, while one is serving, shall: (i) be the principal financial officer of the corporation and have responsibility for the care and custody of all its funds, securities, evidences of indebtedness and other personal property and deposit and handle the same in accordance with instructions of the Board of Directors;
(ii) receive and give receipts and acquittances for moneys paid in on account of the corporation, and pay out of funds on hand all bills, payrolls and other just debts of the corporation of whatever nature upon maturity; (iii) be the principal accounting officer of the corporation and as such prescribe and maintain the methods and systems of accounting to be followed, keep complete books and records of account, prepare and file all local, state and federal tax returns, prescribe and maintain an adequate system of internal audit and prepare and furnish to the president and the Board of Directors statements of account showing the financial position of the corporation and the results of its operations; (iv) upon request of the Board, make such reports to it as may be required at any time; and (v) perform all other duties incident to the office of the chief financial officer and such other duties as from time to time may be assigned by the Board of Directors, president or chief executive officer.

                  (c) VICE-PRESIDENTS. The vice-president, if any (or if there is more than one then each vice-president), shall assist the president and/or chief executive officer and shall perform such duties as may be assigned by the president, chief executive officer or Board of Directors. The vice-president, if there is one (or if there is more than one then the vice-president designated by the Board of Directors, or if there be no such designation then the vice-presidents in order of their election), shall, at the request of the president or chief executive officer, or in the event of the absence or inability or refusal to act of president and/or chief executive officer, perform the duties of such offices and when so acting shall have all the powers of and be subject to all the restrictions upon such offices. Any vice-president may sign, with the secretary or an assistant secretary, certificates for shares of the corporation the issuance of which have been authorized by resolution of the Board of Directors. Vice-presidents shall perform such other duties as from time to time may be assigned to them by the president or chief executive officer or by the Board of Directors. Assistant vice-presidents, if any, shall have such powers and perform such duties as may be assigned to them by the president, chief executive officer or Board of Directors.

                  (d) TREASURER. A treasurer, if one is appointed, shall assist the chief financial officer and perform such financial, accounting and money management functions and other duties as the Board of Directors or chief financial officer may from time to time direct, subject to the supervision of the chief financial officer. In the absence of a chief financial officer, the treasurer shall perform the duties of the chief financial officer and when so acting shall have the powers of, and be subject to the restrictions applicable to, the chief financial officer. The treasurer will perform all other duties incident to the office of treasurer and such other duties as from time to time may be assigned by the Board of Directors, president or chief executive officer.

                  (e)      CORPORATE SECRETARY. The corporate secretary shall:
(i) have responsibility for the preparation and maintenance of minutes of the proceedings of the stockholders and of the Board of Directors; (ii) have responsibility for the preparation and maintenance of the other records and information required to be kept by the corporation under Delaware law; (iii) see that all notices are duly given in accordance with the provisions of these bylaws or as required by Delaware law or other applicable law; (iv) be custodian of the corporate records and of any seal of the corporation; (v) when requested or required, authenticate any records of the corporation; (vi) keep a register of the post office address of each stockholder which shall be furnished to the secretary by such stockholder; (vii) sign with the president, chief executive officer or a vice-president, certificates for shares of the corporation, the issuance of which shall have been authorized by resolution of the Board of Directors; (viii) have general charge of the stock transfer books of the corporation, unless the corporation has a transfer agent; and (ix) in general perform all duties incident to the office of secretary, including those identified in Delaware law, and such other duties as from time to time may be assigned to the corporate secretary by the president, chief executive officer or Board of Directors. Assistant secretaries, if any, shall have the same duties and powers, subject to supervision by the corporate secretary.

         4.5 SURETY BONDS. The Board of Directors may require any officer or agent of the corporation to provide to the corporation a bond, in such sums and with such sureties as may be satisfactory to the Board, conditioned upon the faithful performance of such individual's duties and for the restoration to the corporation of all books, papers, vouchers, money, securities and other property of whatever kind in such officer's possession or under such officer's control belonging to the corporation.

         4.6 COMPENSATION. Officers shall receive such compensation for their services as may be authorized or ratified by the Board of Directors and no officer shall be prevented from receiving compensation by reason of the fact that such officer is also a director of the corporation. Appointment as an officer shall not of itself create a contract or other right to compensation for services performed as such officer.

                                    ARTICLE 5

                 STANDARD OF CONDUCT FOR OFFICERS AND DIRECTORS

         5.1 STANDARDS OF CONDUCT. Each director is required to discharge his or her duties as a director, including duties as a member of a committee, and each officer with discretionary authority is required to discharge his or her duties under that authority, in a manner consistent with the following standards of conduct:

                  (a)      in good faith;

                  (b) with the care an ordinarily prudent person in a like position would exercise under similar circumstances; and

                  (c) in a manner the director or officer reasonably believes is in the best interests of the corporation.

         5.2 RELIANCE ON INFORMATION AND REPORTS. In discharging his or her duties, a director or officer is entitled to rely on information, opinions, reports, or statements, including financial statements and other financial data, if prepared or presented by:

                  (a) one or more officers or employees of the corporation whom the director or officer reasonably believes to be reliable and competent in the matters presented;

                  (b) legal counsel, public accountants, or other persons as to matters the director or officer reasonably believes are within the person's professional or expert competence; or

                  (c) in the case of a director, a committee of the Board of Directors of which such director is not a member, if the director reasonably believes the committee merits confidence.

         A director or officer is not acting in good faith in relying on any such information, opinions, reports or statements if such director or officer has knowledge concerning the matter in question that makes reliance otherwise permitted as set forth above unwarranted.

         5.3 LIMITATION ON LIABILITY. A director or officer is not liable to the corporation, its stockholders, or any conservator or receiver, or any assignee or successor-in-interest thereof, for any action taken, or any failure to take any action as an officer or director, as the case may be, unless (i) the director or officer has breached or failed to perform the duties of the office in compliance with the provisions of this Article V, AND (ii) the performance constitutes gross negligence, willful misconduct, or intentional infliction of harm on the corporation or the stockholders.

                                    ARTICLE 6

                                 INDEMNIFICATION

         6.1      INDEMNIFICATION OF DIRECTORS.

                  (a) PERMITTED INDEMNIFICATION. Pursuant to Delaware law, unless otherwise provided in the Certificate of Incorporation, the corporation may indemnify any individual made a party to a proceeding because such individual is or was a director of the corporation, against liability incurred in the proceeding if the corporation has authorized the payment and a determination has been made that the director has met the applicable standards of conduct as set forth below:

                           (a)      the individual's conduct was in good faith;
and

                           (b)      the individual reasonably believed that his
or her conduct was in, or not opposed to, the corporation's best interests; and

                           (c)      in the case of any criminal proceeding, the
individual had no reasonable cause to believe his or her conduct was unlawful.

                  (b) LIMITATION ON PERMITTED INDEMNIFICATION. The corporation shall not indemnify a director under Section 6.1(a) above:

                           (a)      in connection with a proceeding by or in the
right of the corporation in which the director was adjudged liable to the corporation; or

                           (b)      in connection with any other proceeding
charging that the director derived an improper personal benefit, whether or not involving action in the director's official capacity, in which proceeding the director was adjudged liable on the basis that the director derived an improper personal benefit.

                  (c) INDEMNIFICATION IN DERIVATIVE ACTIONS LIMITED. Indemnification permitted under Section 6.1(a) and Section 145(b) of Delaware General Corporation Law in connection with a proceeding by or in the right of the corporation is limited to reasonable expenses incurred in connection with the proceeding (including attorneys fees).

                  (d) MANDATORY INDEMNIFICATION. The corporation shall indemnify a director who was successful, on the merits or otherwise, in the defense of any proceeding, or in the defense of any claim, issue, or matter in the proceeding, to which the director was a party because the director is or was a director of the corporation, against reasonable expenses incurred by the director in connection with the proceeding or claim with respect to which the director has been successful (including attorneys fees).

                  (e) AUTHORIZED/REQUIRED. The corporation is authorized to, and shall, indemnify its directors to the fullest extent permitted by applicable law. Without limiting the foregoing, the corporation shall indemnify its directors in all cases in which a corporation may indemnify a director. This provision constitutes authorization of indemnification so that the corporation can indemnify directors once a determination has been made in the specific case that indemnification is permissible in the circumstances because the director has met the applicable standard of conduct. The corporation shall consider and act as expeditiously as possible on any and all requests by a director for indemnification.

         6.2      ADVANCE EXPENSES FOR DIRECTORS.

                  (a) REQUIREMENTS FOR REIMBURSEMENTS. If a determination is made that a director has met the following requirements, the corporation may pay for or reimburse the reasonable expenses (including attorneys fees) incurred by a director who is a party to a proceeding in advance of final disposition of the proceeding, if:

                           (a)      the director furnishes the corporation a
written affirmation of the director's good faith belief that the director has met the applicable standard of conduct described in Article 5 of these bylaws;

                           (b)      the director furnishes to the corporation
a written undertaking, executed personally or on such director's behalf, to repay the advance if it is ultimately determined that the director did not meet the standard of conduct; and

                           (c)      a determination is made that the facts then
known to those making the determination would not preclude indemnification under these bylaws.

                  (b) AUTHORIZATION FOR REIMBURSEMENT. The corporation is to authorize the advancement of expenses to directors, and to advance such expenses, once the written affirmation and undertaking required by Subsections 6.02(a)(i) and (ii) of these bylaws are received and the determination required by Subsection 6.02(a)(iii) of these bylaws has been made. The corporation is to consider and act as expeditiously as possible upon any and all requests for advancements of expenses, promptly make the requisite determination in each instance as to eligibility for advancement of expenses and, in the event of a determination that the advancement of expenses is permissible, promptly authorize such advancement.

         6.3 INDEMNIFICATION OF OFFICERS, EMPLOYEES, FIDUCIARIES, AND AGENTS. Unless otherwise provided in the Certificate of Incorporation:

                  (a) an officer of the corporation is entitled to indemnification in each case to the same extent as to a director;

                  (b) the corporation shall indemnify and advance expenses to an officer, employee, fiduciary, or agent of the corporation to the same extent as to a director; and

                  (c) the corporation shall also indemnify and advance expenses to an officer, employee, fiduciary, or agent who is not a director to a greater extent, if not inconsistent with public policy, and if provided for by its Certificate of Incorporation, action of the Board of Directors, or contract.

         6.4 INSURANCE. The corporation may purchase and maintain liability insurance on behalf of a person who is or was a director, officer, employee, fiduciary, or agent of the corporation, or who, while serving as a director, officer, employee, fiduciary, or agent of the corporation, is or was serving at the request of the corporation as a director, officer, partner, trustee, employee, fiduciary, or agent of another foreign or domestic corporation or other person, or of an employee benefit plan, against liability asserted against or incurred by such person in that capacity or arising from such person's status as a director, officer, employee, fiduciary, or agent, whether or not the corporation would have power to indemnify such person against the same liability under Article VI of these bylaws. Insurance may be procured from any insurance company designated by the Board of Directors, president, or chief executive officer, whether the insurance company is formed under the laws of this state or any other jurisdiction, including any insurance company in which the corporation has an equity or any other interest through stock ownership or otherwise.

         6.5 SCOPE OF INDEMNIFICATION. The indemnification and advancement of expenses authorized by this Article VI is intended to permit the corporation to indemnify to the fullest extent permitted by the laws of the State of Delaware (and to require such indemnification under specified circumstances as described above) any and all persons whom it shall have power to indemnify under such laws from and against any and all of the expenses, disabilities, or other matters referred to in or covered by such laws. Any indemnification or advancement of expenses hereunder, unless otherwise provided when the indemnification or advancement of expenses is authorized or ratified, is intended to be applicable to acts or omissions that occurred prior to the adoption of this Article, shall continue as to any party during the period such party serves in any one or more of the capacities covered by this Article, shall continue thereafter so long as the party may be subject to any possible proceeding by reason of the fact that such party served in any one or more of the capacities covered by this Article, and shall inure to the benefit of the estate and personal representatives of such person. Any repeal or modification of this Article or of any Section or provision hereof shall not affect any right or obligations then existing. All rights to indemnification under this Article shall be deemed to be provided by a contract between the corporation and each party covered hereby.

         6.6 OTHER RIGHTS AND REMEDIES. The rights to indemnification and advancement of expenses provided in this Article VI shall be in addition to any other rights which a party may have or hereafter acquire under any applicable law, contract, order, or otherwise.

         6.7 SEVERABILITY. If any provision of this Article shall be held to be invalid, illegal or unenforceable for any reason, the remaining provisions of this Article shall not be affected or impaired thereby, but shall, to the fullest extent possible, be construed so as to give effect to the intent of this Article that each party covered hereby is entitled to the fullest protection permitted by law.

                                    ARTICLE 7

                                      STOCK

         7.1 ISSUANCE OF SHARES. Except to the extent any such powers may be reserved to the stockholders by the Certificate of Incorporation, the Board of Directors may authorize the issuance of shares for consideration consisting of any tangible or intangible property or benefit to the corporation, including cash, promissory notes, services performed, contracts or arrangements for services to be performed, or other securities of the corporation. The terms and conditions of any tangible or intangible property or benefit to be provided in the future to the corporation, including contracts or arrangements for services to be performed, are to be set forth in writing.

         Before the corporation issues shares, the Board of Directors must determine that the consideration received or to be received for the shares to be issued is adequate.

         The Board of Directors may authorize a committee of the Board of Directors, or an officer of the corporation, to authorize or approve the issuance or sale, or contract for sale of shares, within limits specifically prescribed by the Board of Directors.

         7.2      CERTIFICATES FOR SHARES; SHARES WITHOUT CERTIFICATES.

                  (a) USE OF CERTIFICATES. Shares of the corporation may, but need not be, represented by certificates. Unless Delaware law or another applicable statute expressly provides otherwise, the rights and obligations of stockholders are not affected by whether or not their shares are represented by certificates.

                  (b) CONTENT OF CERTIFICATES. Certificates representing shares of the corporation must, at a minimum, state on their face:

                           (a)      the name of the corporation, and that it is
organized under the laws of Delaware;

                           (b)      the name of the person to whom the
certificate is issued; and

                           (c)      the number and class of shares and the
designation of the series, if any, the certificate represents.

                  If the corporation is authorized to issue different classes of shares or different series within a class, the designations, preferences, limitations, and relative rights applicable to each class, the variations in preferences, limitations, and relative rights determined for each series, and the authority of the Board of Directors to determine variations for any existing or future class or series, must be summarized on the front or back of each certificate. Alternatively, each certificate may state conspicuously on its front or back that the corporation will furnish the stockholder such information on request in writing and without charge.

                  (c) SHARES WITHOUT CERTIFICATES. Unless the Certificate of Incorporation provide otherwise, the Board of Directors may authorize the issuance of some or all of the shares of any or all of its classes or series without certificates. Such an authorization will not affect shares already represented by certificates until they are surrendered to the corporation.

                  (d) STOCKHOLDER LIST. The corporation shall maintain a record of the names and addresses of the persons to whom shares are issued, in a form meeting the requirements of Delaware law

                  (e) TRANSFERRING CERTIFIED SHARES. All certificates surrendered to the corporation for transfer shall be canceled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and cancelled, except that in case of a lost, destroyed, or mutilated certificate a new one may be issued therefor upon such terms and indemnity to the corporation as the Board of Directors may prescribe.

                  (f) REGISTRATION OF THE TRANSFER OF SHARES. Registration of the transfer of shares of the corporation shall be made only on the stock transfer books of the corporation or by transfer agents designated to transfer shares of the corporation. In order to register a transfer, the record owner shall surrender the shares to the corporation for cancellation, properly endorsed by the appropriate person or persons with reasonable assurances that the endorsements are genuine and effective. Unless the corporation has established a procedure by which a beneficial owner of shares held by a nominee is to be recognized by the corporation as the owner, the person in whose name shares stand on the books of the corporation shall be deemed by the corporation to be the owner thereof for all purposes.

         7.3 RESTRICTIONS ON TRANSFER OF SHARES PERMITTED. An agreement among stockholders, or an agreement between one or more stockholders and the corporation may impose restrictions on the transfer or registration of transfer of shares of the corporation. A restriction does not


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affect shares issued before the restriction was adopted unless the holders of the shares are parties to the restriction agreement or voted in favor of the restriction or otherwise consented to the restriction.

         A restriction on the transfer or registration of transfer of shares may be authorized for any of the purposes allowed under Delaware law. A restriction on the transfer or registration of transfer of shares is valid and enforceable against the holder or a transferee of the holder if the restriction is authorized by this section and its existence is noted conspicuously on the front or back of the certificate, or is contained in the information statement required by Section 7.2(c) of these bylaws with regard to shares issued without certificates. Unless so noted, a restriction is not enforceable against a person without knowledge of the restriction.

         7.4 ACQUISITION OF SHARES BY THE CORPORATION. Subject to restrictions imposed by applicable law, the corporation may acquire its own shares, and shares so acquired constitute authorized but unissued shares.

                                    ARTICLE 8

                              AMENDMENTS TO BYLAWS

         8.1 AUTHORITY TO AMEND. The corporation's Board of Directors may amend these bylaws at any time, except to the extent that the Certificate of Incorporation, these bylaws, or Delaware law reserves such power exclusively to the stockholders, in whole or part. The corporation's stockholders may amend these bylaws at any time.

                                    ARTICLE 9

                                  MISCELLANEOUS

         9.1 CORPORATE SEAL. The Board of Directors may provide for a corporate seal, to be in such a form as the directors may determine to be appropriate, and any officer of the corporation may, when and as required or as determined to be appropriate, affix or impress the seal, or a facsimile thereof, to or on any instrument or document of the corporation.

         9.2 FISCAL YEAR. The fiscal year of the corporation shall be as established by the Board of Directors.


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             CERTIFICATE OF ADOPTION OF AMENDED AND RESTATED BYLAWS

                                       OF

                               USA BROADBAND, INC.


        The undersigned hereby certifies that he is the duly appointed and acting Secretary of USA Broadband, Inc., and that the foregoing bylaws were approved and adopted by the Sole Incorporator of the corporation effective as of 28th day of June, 2001.

        Executed effective as of the 28th day of June, 2001.



                                                    /s Edward P. Mooney
                                                --------------------------------
                                                Edward Mooney, Secretary



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